As filed with the Securities and Exchange Commission on June 19, 2007.

Registration Statement No. 333-[   ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIED IRISH BANKS,
public limited company
(Exact Name of Registrant as Specified in Its Charter)

Ireland	13-1774656
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Bankcentre, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices)

AIB GROUP PERFORMANCE SHARE PLAN 2005
(Full Title of the Plan)

c/o Allied Irish Bank, 450 Park Avenue, New York, NY 10022 (212) 515-6846
(Name, Address and Telephone Number of Agent for Service)

With a copy to:

Lee J. Potter, Jr.
Arent Fox LLP
1675 Broadway
New York, NY 10019-5820
(212) 492-3281

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (3)
Ordinary Shares, par value of 0.32 euro per share (the “Shares”) (2)	1,000,000	$28.88	$28,880,000	$886.62

(1)
American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares have been registered under a separate registration statement on Form F-6. Each ADS is issued in respect of two (2) Shares.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AIB Group Performance Share Plan 2005.  Pursuant to Rule 457(h)(2), no separate fee is required with respect to such interests.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the high and low sales price per Ordinary Share as reported by the Irish Stock Exchange on June 15, 2007, converted into U.S. dollars at an exchange rate of $1.3365 to €1, the Federal Reserve Noon Buying Rate on June 15, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                     PLAN INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.                     REGISTRANT INFORMATION AND EMPLOYEE ANNUAL INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents (or relevant sections thereof, as applicable) filed by Allied Irish Banks, p.l.c. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(1)  The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed with the Commission on May 30, 2007;

(2) The Reports on Form 6-K furnished by the Registrant to the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the following dates: June 6, 2007; May 29, 2007; May 9, 2007 (two Reports); March 6, 2007; and January 11, 2007;

(3) The description of the Registrant's ordinary shares, nominal value €0.32 per share, and its American Depositary Receipts contained in Amendment No. 2 to its Registration Statement on Form F-2 (Registration No. 33-41922) filed with the Commission on September 12, 1991, (i) on pages 9-10 under the heading “Description of the Ordinary Shares” and (ii) on pages 11-14 under the heading “Summary of American Depositary Receipts”; and

(4) All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.                     DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Irish law generally permits a company to indemnify its directors and officers, with certain limitations. Section 153 of the Registrant's Memorandum and Articles of Association provides that directors and officers of the Registrant will be indemnified out of the assets of the Registrant "against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favour, or in which he is acquitted, or in connection with any application in which relief is granted to him" by an Irish court or under applicable law. The Registrant maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.

Item 7.                     EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                     EXHIBITS

Number	Description
4.1
Memorandum and Articles of Association of the Registrant, adopted May 21, 1997, and as amended April 22, 1998 and May 29, 2002 (incorporated by reference from the Registrant's Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Commission on June 10, 2003).

4.2
Deposit Agreement dated as of November 8, 1990, as amended and restated as of May 14, 1999, among the Registrant, the Bank of New York and all owners and holders of American Depository Receipts (incorporated by reference from the Registrant's Registration Statement on Form F-6 (Registration No. 33-10350) filed with the Commission on May 12, 1999).

5.1	Legal Opinion of Bryan Sheridan, counsel to the Registrant.

23.1	Consent of KPMG Ireland, Independent registered public accounting firm.

23.2	Consent of Bryan Sheridan, counsel to the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

Item 9.                     UNDERTAKINGS

(1)          The undersigned Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state of Ballsbridge, Dublin (Ireland), on May 24, 2007.

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Eugene Sheehy
Eugene Sheehy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Strickland, with full power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities.

Signature	Title	Date

/s/ Eugene Sheehy	Chief Executive Officer	May 24, 2007
Eugene Sheehy	And Director

/s/ John O’Donnell	Chief Financial Officer	May 24, 2007
John O’Donnell

/s/ Donal Forde	Director	May 24, 2007
Donal Forde

/s/ Dermot Gleeson	Director	May 24, 2007
Dermot Gleeson

	Director	_______, 2007
Adrian Burke

	Director	_______, 2007
Colm Doherty

/s/ Don Godson	Director	May 24, 2007
Don Godson

/s/ Sean O’Driscoll	Director	May 24, 2007
Sean O’Driscoll

	Director	_______, 2007
Bernard Somers

/s/ Jenny Winter	Director	May 24, 2007
Jenny Winter

/s/ Jim O’Leary	Director	May 24, 2007
Jim O’Leary

	Director	_______, 2007
Michael J. Sullivan

	Director	_____+__, 2007
Robert Wilmers

/s/ Anne Maher	Director	May 24, 2007
Anne Maher

/s/ Dan O’Connor	Director	May 24, 2007
Dan O’Connor

/s/ Kieran Crowley	Director	May 24, 2007
Kieran Crowley

/s/ William Strickland	Authorized Representative in the	May 24, 2007
William Strickland	U.S.

The Plan.  Pursuant to the requirements of the Securities Act, the undersigned Chairman of the AIB Group Remuneration Committee has duly caused this registration statement to be signed on behalf of the AIB Group Remuneration Committee, which administers the AIB Group Performance Share Plan 2005, thereunto duly authorized, on May 24, 2007.

THE AIB GROUP PERFORMANCE SHARE PLAN 2005

By:	/s/ Don Godson
Don Godson
Chairman, Remuneration Committee, AIB Group

EXHIBIT INDEX

Number	Description
4.1
Memorandum and Articles of Association of the Registrant, adopted May 21, 1997, and as amended April 22, 1998 and May 29, 2002 (incorporated by reference from the Registrant's Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Commission on June 10, 2003).

4.2
Deposit Agreement dated as of November 8, 1990, as amended and restated as of May 14, 1999, among the Registrant, the Bank of New York and all owners and holders of American Depository Receipts (incorporated by reference from the Registrant's Registration Statement on Form F-6 (Registration No. 33-10350) filed with the Commission on May 12, 1999).

5.1	Legal Opinion of Bryan Sheridan, counsel to the Registrant.

23.1	Consent of KPMG Ireland, Independent registered public accounting firm.

23.2	Consent of Bryan Sheridan, counsel to the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).